Exhibit 4.1
 Execution Version

KINDER MORGAN FINANCE COMPANY LLC As Issuer KINDER MORGAN, INC. As Guarantor Senior Notes INDENTURE Dated as of December 20, 2010 U.S. Bank National Association Trustee

TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS

Section 1.01	Definitions.	1
Section 1.02	Legal Holidays.	11
Section 1.03	Interest Limitation.	11
Section 1.04	Rules of Construction.	12

ARTICLE 2
THE NOTES

ARTICLE 3
REDEMPTION

Section 3.01	Applicability of Article.	25
Section 3.02	Election to Redeem at Option of the Company; Notice to Trustee.	25
Section 3.03	Selection by Trustee of Notes to be Redeemed.	25
Section 3.04	Notice of Redemption.	25
Section 3.05	Deposit of Redemption Price.	26
Section 3.06	Notes Payable on Redemption Date.	26

ARTICLE 4
COVENANTS

ARTICLE 5
SUCCESSORS

Section 5.01	Merger, Consolidation, or Sale of Assets of the Company.	30
Section 5.02	Merger, Consolidation, or Sale of Assets of the Guarantor.	31
Section 5.03	Successor Substituted.	31

ARTICLE6
DEFAULTS AND REMEDIES

ARTICLE 7
TRUSTEE

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	40
Section 8.02	Legal Defeasance and Discharge.	40
Section 8.03	Covenant Defeasance.	41
Section 8.04	Conditions to Legal or Covenant Defeasance.	41
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.	42
Section 8.06	Repayment to Company.	43
Section 8.07	Reinstatement.	40

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01	Satisfaction and Discharge.	47
Section 10.02	Application of Trust Money.	48

ARTICLE 11
MISCELLANEOUS

ARTICLE 12
GUARANTEE

Section 12.01	Unconditional Guarantee	51
Section 12.02	Subrogation	52
Section 12.03	Execution of Guarantee	52
Section 12.04	Merger and Release	52

EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

INDENTURE dated as of December 20, 2010 among Kinder Morgan Finance Company LLC, a Delaware limited liability company (the "Company"), Kinder Morgan, Inc., a Kansas corporation (the "Guarantor"), and U.S. Bank National Association, as trustee (the "Trustee").

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the "Notes"), to be issued in one or more series as provided in this Indenture, any one or more of which series of Notes may be guaranteed by the Guarantor.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes or of any series thereof, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01     Definitions.

"144A Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of a particular series sold in reliance on Rule 144A.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

"Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as of the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

"Authentication Order" has the meaning assigned to such term in Section 2.03 of this Indenture.

"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficially Owning" will have a corresponding meaning.

"Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof including, in the case of a limited partnership, the board of directors of the managing general partner thereof.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means, unless otherwise provided as contemplated by Section 2.01 with respect to any series of Notes, any day other than a Legal Holiday.

"Capital Stock" means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

"Clearstream" means Clearstream Banking, S.A.

"Collateral" means all assets pledged to secure the obligations under the Credit Agreement.

"Company" means the Person named as such in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

"Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom all current liabilities, excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, (b) current maturities of long-term debt, and (c) the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets; all as set forth, or on a pro forma basis would be set forth, on the Guarantor's consolidated balance sheet for its most recently completed fiscal quarter, prepared in accordance with GAAP.

"Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 11.01 hereof or such other address as to which the Trustee may give notice to the Company.

"Covenant Defeasance" has the meaning assigned to such term in Section 8.03 of this Indenture.

"Credit Agreement" means the Credit Agreement dated as of May 30, 2007, among the Guarantor, Kinder Morgan Acquisition Co., the lenders from time to time parties thereto in their capacities as lenders thereunder, and Citibank, N.A., as administrative agent and collateral agent, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any deferrals, renewals, amendments and restatements thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise substituting, restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Guarantor as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, creditor or group of lenders or creditors.

"Custodian" means the Trustee, as custodian with respect to the Notes of any series in global form, or any successor entity thereto.

"Debt" of a Person means (a) any obligation created or assumed by such Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person and any Guarantee by such Person of similar obligations of another Person, if and only to the extent that any of the preceding would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all Hedging Obligations of such Person, and (c) all Disqualified Stock of such Person with the amount of Debt represented by the Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accumulated dividends, if any, to the extent not required to be paid.

"Default" means, with respect to a series of Notes, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default with respect to Notes of such series.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

"Depositary" means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes of the affected series mature.

"DTC" has the meaning assigned to such term in Section 2.04 of this Indenture.

"Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

"Event of Default" has the meaning assigned to such term in Section 6.01 of this Indenture.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Global Note Legend" means the legend set forth in Section 2.07(d)(2), which is required to be placed on all Global Notes of any series issued under this Indenture.

"Global Notes" means, individually and collectively, with respect to Notes of any series, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" or "Schedule of Exchanges of Interests in the Regulation S Temporary Global Note" attached thereto, issued in accordance with Section 2.02 or Section 2.07(b)(4) hereof.

"Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

"Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt of another Person.

"Guarantor" means the Person named as such in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)           commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices;

(3)           foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates;

(4)           other agreements or arrangements designed to protect such Person or any Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates; and

(5)           letters of credit and reimbursement obligations with respect to letters of credit, in each case supporting obligations of the types described in the preceding clauses of this definition.

"Holdco" means Kinder Morgan Holdco LLC, a Delaware limited liability company and the parent company of the Guarantor, and any successor thereto.

"Holder" means a Person in whose name a Note is registered.

"IAI Global Note" means, with respect to Notes of any series, a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of a particular series transferred to Institutional Accredited Investors.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

"interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after its Maturity, means interest payable after Maturity.

"Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

"Legal Defeasance" has the meaning assigned to such term in Section 8.02 of this Indenture.

"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or Houston, Texas or at a Place of Payment are authorized or required by law, regulation or executive order to remain closed.

"Lien" means, as to any entity, any mortgage, lien, pledge, security interest or other encumbrance in or on, or adverse interest or title of any vendor, lessor, lender or other secured party to or of the entity under conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the entity, but excluding agreements to refrain from granting Liens.

"Maturity," when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Notes" has the meaning assigned to it in the recitals to this Indenture.

"obligations," with respect to any Debt, means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Debt.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

"Officers' Certificate" means a certificate signed on behalf of a Person by two Officers, one of whom must be the principal executive officer, the principal operating officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, or officers performing similar functions, that meets the requirements of Section 11.03 hereof.

"Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.03 hereof.  The counsel may be an employee of or counsel to the Company, any Affiliate of the Company or the Trustee.

"Original Issue Discount Security" means any Note which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

"outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)           Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)          Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor has been made;

(iii)         Notes which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented proof satisfactory to the Trustee that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(iv)         Notes, except to the extent provided in Section 8.05, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof on such date pursuant to Section 6.02, (B) the principal amount of a Note denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 2.01 on the date of original issuance of such Note, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Note, of the amount determined as provided in Clause (A) above) of such Note, and (C) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded.  Notes so owned as described in Clause (C) above which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

"Paying Agent" has the meaning assigned to such term in Section 2.04 of this Indenture.

"Payment Default" has the meaning assigned to such term in Section 6.01 of this Indenture.

"Permitted Liens" means:

(1)           Liens upon easements, rights-of-way restrictions, minor defects or irregularities in title for pipeline purposes;

(2)           any statutory or governmental Lien or Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined or inchoate Lien which is incidental to construction, development, improvement or repair;

(3)           the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(4)           Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Guarantor or any of its Subsidiaries in good faith;

(5)           Liens of, or to secure performance of, leases, other than capital leases;

(6)           any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

(7)           any Lien upon property or assets acquired or sold by the Guarantor or any of its Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

(8)           any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9)           any Lien in favor of the Guarantor or any of its Subsidiaries;

(10)           any Lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by the Guarantor or any of its Subsidiaries for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such Lien;

(11)           any Lien securing industrial development, pollution control or similar revenue bonds;

(12)           any Lien securing Debt of the Guarantor or Debt of any of its Subsidiaries, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to Holders of outstanding Notes under this Indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase any outstanding Notes under this Indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Guarantor or any of its Subsidiaries in connection therewith;

(13)           Liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute;

(14)           any Lien upon or deposits of any assets to secure performance of tenders, surety and appeal bonds, bids, trade contracts, leases or statutory obligations;

(15)           any Lien for the pledge or assignment of accounts receivable in connection with accounts receivable financing with third parties;

(16)           any Lien (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(17)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business;

(18)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(19)           Liens securing Debt under the Credit Agreement, plus any fees, interests, premiums, expenses, indemnifications and similar amounts payable in connection with such Debt; or

(20)           Liens securing the Notes, to the extent the Notes are equally and ratably secured with the Debt under the Credit Agreement;

(21)           any Lien on the Collateral granted for the benefit of the holders of the Pari Passu Notes, as such term is defined in the Credit Agreement, which notes as scheduled to the Credit Agreement on the date of this Indenture specifically includes (i) the following notes of the Guarantor: (A) 6.50% Debentures due 2013 — $35,000,000 principal amount outstanding, (B) 6.67% Debentures due 2027 — $150,000,000 principal amount outstanding, (C) 7.25% Debentures due 2028 — $493,000,000 principal amount outstanding, (D) 7.45% Debentures due 2098 — $150,000,000 principal amount outstanding, (E) 6.50% Senior Notes due 2012 — $1,000,000,000 principal amount outstanding, and (F) 5.15% Senior Notes due 2015 — $250,000,000 principal amount outstanding, and (ii) the following notes of the Company: (A) 5.35% Senior Notes due 2011 — $750,000,000 principal amount outstanding, (B) 5.70% Senior Notes due 2016 — $850,000,000 principal amount outstanding, and (C) 6.40% Senior Notes due 2036 — $550,000,000 principal amount outstanding; or

(22)           additional Liens securing Debt in an aggregate amount not to exceed, at any one time outstanding, 10% of Consolidated Net Tangible Assets.

"Person" means any individual, corporation, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Place of Payment," when used with respect to the Notes of any series, means, unless otherwise specifically provided for with respect to such series as contemplated by Section 2.01, the office or agency of the Company in the City of New York and such other place or places where, subject to the provisions of Section 4.02, the principal of and any premium and interest on the Notes of that series are payable as specifically contemplated by Section 2.01.

"Principal Property" means, whether owned or leased on the date of this Indenture or thereafter acquired, (a) any pipeline assets of the Guarantor or of any of its Subsidiaries, including any related facilities employed in the transportation, distribution, storage or marketing of crude oil, refined petroleum products, natural gas, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and (b) any processing or manufacturing plant or terminal owned or leased by the Guarantor or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b), (i) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and (ii) any such assets, plant or terminal which, in the opinion of the Board of Directors of the Guarantor, is not material in relation to the activities of the Guarantor and its Subsidiaries, taken as a whole.

"Private Placement Legend" means the legend set forth in Section 2.07(d)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Record Date" for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.01.

"Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

"Registrar" has the meaning assigned to such term in Section 2.04 of this Indenture.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

"Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note with respect to the Notes of a particular series upon expiration of the Restricted Period.

"Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of a particular series initially sold in reliance on Rule 903 of Regulation S.

"Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of her or his knowledge of and familiarity with the particular subject.

"Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement Legend.

"Restricted Note" means a Restricted Definitive Note or a Restricted Global Note.

"Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 144A Information" means such information as is specified in Rule 144A(d)(4) under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"Sale-Leaseback Transaction" means the sale or transfer by the Company or any Subsidiary of the Company of any Principal Property to a Person (other than the Company or a Subsidiary of the Company) and the taking back by the Company or a Subsidiary of the Company, as the case may be, of a lease of such Principal Property.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date otherwise scheduled for the payment thereof.

"Subsidiary" means, with respect to any specified Person:

(1)           any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided, however, that the term "Subsidiary" shall not include Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC or any of their respective Subsidiaries.

"Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Note" means an Unrestricted Definitive Note or an Unrestricted Global Note.

"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

Section 1.02   Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.03   Interest Limitation.

It is the intention of the Company to conform strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof.  Accordingly, if the transactions contemplated hereby would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in the Notes or this Indenture, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under applicable law with respect to a Note shall under no circumstances exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Note (or, if the principal amount of such Note shall have been paid in full, refunded to the Company), to the extent permitted by applicable law; and (ii) in the event that the Maturity of any Note is accelerated or in the event of any redemption of such Note, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Note (or, if the principal amount of such Note shall be paid in full, refunded to the Company), to  the extent permitted by applicable law.  All calculations made to compute the rate of interest with respect to a Note for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall be made, to the extent permitted by such applicable law, by allocating and spreading during the period of the full stated term of such Note all interest any time contracted for, taken, reserved, charged or received by such Holder or by the Trustee on behalf of any such Holder in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of the Note does not exceed the maximum amount or rate of interest allowed to be charged by law during the relevant period of time.  Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Indenture or any Note to "applicable law" when used in the context of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

The right to accelerate Maturity of any Note does not include the right to accelerate any interest which has not otherwise accrued to the date of such acceleration; provided, however, that the foregoing shall not prohibit the continuing accrual after acceleration of interest in accordance with the terms of the Indenture and such Note.

Section 1.04   Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           "or" is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           "will" shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of, or rules under, the Securities Act will be deemed to include substitute, replacement of successor sections, or rules adopted by, the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01   Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution (and, subject to Section 2.02, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers' Certificate or Authentication Order setting forth, or determining the manner of, such establishment) or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series,

(1)           the form and title of the Notes of the series (which shall distinguish the Notes of the series from Notes of any other series);

(2)           any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 2.10, 3.07 or 9.04 and except for any Notes which, pursuant to Section 2.02, are deemed never to have been authenticated and delivered hereunder);

(3)           the Person to whom any interest on a Note of the series shall be payable, if other than the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest;

(4)           the date or dates on which the Notes will be issued and on which the principal of, and premium, if any, on the Notes of the series is payable or the method of determination thereof;

(5)           the rate or rates (which may be fixed or variable) at which the Notes of the series shall bear interest, if any, or the method of determination thereof, the date or dates from which such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which any such interest shall be payable and the Record Date for any interest payable on any Interest Payment Date;

(6)           the place or places where, subject to the provisions of Section 4.02, the principal of and any premium and interest on Notes of the series shall be payable, Notes of the series may be surrendered for registration of transfer, Notes of the series may be surrendered for exchange and notices, and demands to or upon the Company in respect of the Notes of the series and this Indenture may be served;

(7)           the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Company or otherwise, if the Company is to have that option;

(8)           the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9)           if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Notes of the series shall be issuable;

(10)         whether payment of principal of and premium, if any, and interest, if any, on the Notes of the series shall be without deduction for taxes, assessments or governmental charges paid by Holders of the series;

(11)         if the amount of payments of principal of or any premium or interest on any Notes of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(12)         the right, if any, of the Company to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the Interest Payment Dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(13)           if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09 or the method of determination thereof;

(14)           any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or the covenants of the Company set forth in Article IV pertaining to the Notes of the series;

(15)           if and the terms and conditions upon which any Notes of the series may be converted into or exchanged for securities, which may include, without limitation, capital stock, of any class or series of the Company or any other issuer;

(16)           If the amount of payments of principal of or any premium or interest on any Notes of the series may be determined with reference to an index, including, but not limited to an index based on a currency or currencies other than that in which the Notes of that series are payable, or any other type of index, the manner in which such amounts shall be determined;

(17)           if other than as provided in Section 8.04, the terms and conditions upon which and the manner in which such series of Notes may be defeased or discharged;

(18)           if other than the Trustee, the identity of any other trustee, the Registrar and any Paying Agent; and

(19)           any other terms of the Notes of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(8)).

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution or Officers' Certificate referred to above or in any such indenture supplemental hereto.

Any such Board Resolution or Officers' Certificate referred to above with respect to Notes of any series filed with the Trustee on or before the initial issuance of the Notes of such series shall be incorporated herein by reference with respect to Notes of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Notes of such series as fully as if such Board Resolution or Officers' Certificate were set forth herein in full.

All Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Notes and issuances of additional Notes of such series or for the establishment of additional terms with respect to the Notes of such series consistent with the terms of this Indenture.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized person on behalf of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth, or providing the manner for determining, the terms of the series.

Section 2.02   Form and Dating.

(a)           General.  The Notes of a series and the Trustee's certificate of authentication with respect thereto will be substantially in the form of Exhibit A-1 or A-2 hereto (as applicable).  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes of a series will constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes of a series issued in global form will be substantially in the form of Exhibit A-1 or A-2 attached hereto, as applicable (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).  Notes of a series issued in definitive form will be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto).  Each Global Note will represent such of the outstanding Notes of a particular series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)           Temporary Global Notes.  Notes of a particular series offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note with respect to such series, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period and receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream (or other relevant Participants) certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note with respect to the Notes of a series (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a Beneficial Ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(b) hereof) or other evidence satisfactory to the Company, beneficial interests in such Regulation S Temporary Global Note will be exchanged for beneficial interests in the corresponding Regulation S Permanent Global Note with respect to such series pursuant to the Applicable Procedures.  Simultaneously with the authentication of such Regulation S Permanent Global Note, the Trustee will cancel the corresponding Regulation S Temporary Global Note.  The aggregate principal amount of each Regulation S Temporary Global Note and each Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable.  The Applicable Procedures of Euroclear and Clearstream will be applicable to transfers of beneficial interests in any Regulation S

Temporary Global Note and any Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.03   Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time, the Company may deliver Notes of any series executed on behalf of the Company, together with a written order of the Company signed by two Officers of the Company (an "Authentication Order"), and the Trustee shall authenticate and deliver such Notes in accordance with such Authentication Order.  Each Authentication Order shall specify (a) the amount and series of the Notes to be authenticated and the date of issue thereof and (b) whether the Notes of such series are Restricted Notes or Unrestricted Notes.  The aggregate principal amount of the Notes of a series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Company pursuant to one or more Authentication Orders in accordance with this Section 2.03, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes of any series.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Notes of a particular series shall be treated as a single class for all purposes under this Indenture.  Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes set forth in Section 2.07 hereof.

Section 2.04   Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment ("Paying Agent").  Unless otherwise designated by the Company by written notice to the Trustee, each such office or agency shall be the Trustee's office in the Borough of Manhattan, The City of New York.

The Registrar will keep a register of the Notes of each series and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes of each series.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes of each series.

Section 2.05   Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on Notes of a series, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes of each series.

Section 2.06   Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07   Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes of a series will be exchanged by the Company for Definitive Notes of the same series if:

(1)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)           the Company in its sole discretion determines that the Global Notes of the series (in whole but not in part) should be exchanged for Definitive Notes of the same series and delivers a written notice to such effect to the Trustee; or

(3)           there shall have occurred and be continuing a Default or Event of Default with respect to the Notes of the same series;

provided, however, that in no event shall any Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act (or an Opinion of Counsel that such certificates are not required pursuant to Rule 903 under the Securities Act).

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of a particular series or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of such series.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period and the issuance of the Regulation S Permanent Global Note with respect to the Notes of a particular series, transfers of beneficial interests in the Regulation S Temporary Global Note with respect to such series may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note of a particular series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

(A)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes of the relevant series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(e) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note of a particular series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note of a particular series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)           if the holder of such beneficial interest in a Restricted Global Note of a particular series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Note of a particular series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, an Opinion of Counsel reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued with respect to the Notes of a particular series, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes with respect to such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests in the Global Notes with respect to such series transferred pursuant to subparagraph (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(c), the

Registrar will register the transfer or exchange of such Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(c).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note of a particular series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note of a particular series may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if the Registrar receives the following:

(A)           if the Holder of such Restricted Definitive Note of a particular series proposes to exchange such Note for an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)           if the Holder of such Restricted Definitive Note of a particular series proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, an Opinion of Counsel reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of any Unrestricted Definitive Note of a particular series may transfer such Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(d)           Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR THE GUARANTOR OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2) or (c)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(e)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note of a particular series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction, and such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(f)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar's request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.04 hereof).

(3)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)           Neither the Registrar nor the Company will be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

(7)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08   Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of the same series and bearing a number not contemporaneously outstanding if the Trustee's requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09   Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Maturity date, money sufficient to pay the Notes of a series payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes of such series that the Trustee knows are so owned will be so disregarded.

Section 2.11   Temporary Notes.

Until certificates representing Notes of a particular series are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes of such series.  Temporary Notes of a particular series will be substantially in the form of certificated Notes of such series but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes of a particular series in exchange for temporary Notes of the same series.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12   Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to any applicable record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13   Defaulted Interest.

If the Company defaults in a payment of interest on Notes of any series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the applicable rate provided in such Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 10 days before the special record date (or such shorter period as may be acceptable to the Trustee), the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of the relevant Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.  Defaulted interest may also be paid at any time and in any other lawful manner.

ARTICLE 3
REDEMPTION

Section 3.01   Applicability of Article.

The Notes of each series shall be redeemable in accordance with their terms and in accordance with this Article.

Section 3.02   Election to Redeem at Option of the Company; Notice to Trustee.

The election of the Company to redeem the Notes of any series shall be evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate. In case of any redemption at the election of the Company of less than all the Notes of a series, the Company shall, not less than 35 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be provided for satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes of such series to be redeemed and, if applicable, of the tenor of the Notes to be redeemed. In the case of any redemption of Notes pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

Section 3.03   Selection by Trustee of Notes to be Redeemed.

If less than all the Notes of a series are to be redeemed (unless all the Notes of such series and of a specified tenor are to be redeemed), the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Notes of such series not previously called for redemption, on a pro rata basis or by any other method which the Trustee deems fair and appropriate and which complies with any securities exchange or other applicable requirements for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.04   Notice of Redemption.

Except to the extent otherwise provided in the Notes of a series, notice of redemption shall be given by first-class mail (if international mail, by air mail), postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes of such series to be redeemed, at his address appearing in the register with respect to the Notes of such series.

All notices of redemption shall state:

(1)	the principal amount of the Notes of such series to be redeemed,

(2)	the CUSIP and ISIN numbers of the Notes of such series to be redeemed,

(3)	the Redemption Date,

(4)	the Redemption Price,

(5)	the place or places where such Notes are to be surrendered for payment of the Redemption Price and that payment will be made upon presentation and surrender of such Notes, and

(6)	that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date.

Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 3.05   Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.05) an amount of money sufficient to redeem on the Redemption Date all the Notes so called for redemption at the appropriate Redemption Price, together with accrued and unpaid interest to the Redemption Date (except if the Redemption Date shall be an Interest Payment Date).

Section 3.06   Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of this Indenture.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 3.07   Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 4
COVENANTS

Section 4.01   Payment of Notes.

The Company will pay or cause to be paid the principal of and interest on the Notes of each series on the dates and in the manner provided in the Notes of such series.  Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes of each series to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes of one or more series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of Notes of one or more series and this Indenture may be served.  Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the Trustee's office in the Borough of Manhattan, The City of New York.  The Company will give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more additional offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Notes as contemplated by Section 2.01, the Company hereby initially designates the Corporate Trust Office of the Trustee as one such additional office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03   Reports.

(a)           If the Company or the Guarantor becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Company or the Guarantor shall file with the Trustee, and the Trustee shall provide the Holders of Notes, within 30 days after the Company or the Guarantor files them with the SEC, copies of the Company's or the Guarantor's annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company will be deemed to have furnished such reports to the Trustee and to the Holders if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

(b)           So long as any Notes are outstanding, the Company will file with the Trustee, and the Trustee will furnish without cost to each Holder of Notes (i) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, Holdco's consolidated balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (with footnotes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation, and (ii) as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, Holdco's unaudited consolidated balance sheet and income statement for such fiscal quarter and cash flow statement for such year-to-date period prepared in accordance with GAAP (with footnotes to such financial statements); provided, however, that the Company will be deemed to have furnished such financial statements to the Trustee and to the Holders if Holdco has filed reports containing such financial statements with the SEC using the EDGAR filing system and such reports are publicly available.

(c)           For so long as any Notes remain outstanding, the Company will furnish to prospective purchasers of Notes designated by a Holder, upon their request, the information described above in this Section 4.03 as well as all Rule 144A Information.

Section 4.04   Compliance Certificate.

(a)           The Company and the Guarantor will deliver to the Trustee, within 150 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signer or signers thereof the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b)           So long as any of the Notes are outstanding, the Company and the Guarantor will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the Guarantor is taking or proposes to take with respect thereto.

Section 4.05   Limitation on Liens.

(a)           The Guarantor will not, nor will it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any lien upon any Principal Property or upon any shares of Capital Stock of any of its Subsidiaries owning or leasing any Principal Property, whether owned or leased on the date of this Indenture or thereafter acquired, to secure any of the Guarantor's Debt or the Debt of any other Person (other than the Notes) without in any such case making effective provision whereby all of the Notes outstanding hereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured; provided, however, that this restriction shall not apply to:

(1)           Permitted Liens;

(2)           any Lien upon any property or assets created at the time of acquisition of that property or assets by the Guarantor or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(3)           any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

(4)           any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Guarantor or any of its Subsidiaries; provided, however, that such Lien only encumbers the property or assets so acquired;

(5)           any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of the Guarantor by acquisition, merger or otherwise; provided, however, that such Lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary of the Guarantor;

(6)           any Lien upon any property or assets of the Guarantor or any of the Subsidiaries of the Guarantor in existence on the date of this Indenture or provided for pursuant to agreements existing on the date of this Indenture;

(7)           Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Guarantor or the applicable Subsidiary has not exhausted its appellate rights;

(8)           any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of Liens, in whole or in part, referred to in clauses (1) through (7), inclusive, of this paragraph (a); provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced; or

(9)           any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of the Guarantor's Debt or Debt of any of its Subsidiaries.

(b)           Notwithstanding the foregoing, the Guarantor may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure the Guarantor's Debt or the Debt of any other Person, other than the Notes, that is not excepted by clauses (1) through (9), inclusive, above without securing the Notes; provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of paragraph (a) of Section 4.06) does not exceed 10% of Consolidated Net Tangible Assets.

Section 4.06   Restriction on Sale-Leaseback Transactions.

(a)           The Guarantor will not, and will not permit any of its Subsidiaries to, engage in a Sale-Leaseback Transaction, unless:

(1)           the Guarantor or the Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the sum of $500 million plus the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or

(2)           the Guarantor or the Subsidiary, within a 15-month period after such Sale-Leaseback Transaction, applies or causes to be applied an amount, or has entered into a binding commitment prior to the last day of such period to be applied, not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

(a)           the prepayment, repayment, redemption, reduction or retirement of any of the Guarantor's Debt or the Debt of any of its Subsidiaries, in each case, that is not subordinated to the Notes, or

(b)           the expenditure or expenditures for Principal Property used or to be used in the ordinary course of the business of the Guarantor or its Subsidiaries.

(b)           Notwithstanding the foregoing, the Guarantor may, and may permit any of its Subsidiaries to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of paragraph (a) of this Section 4.06; provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Notes) secured by Liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of paragraph (a) of Section 4.05, do not exceed 10% of Consolidated Net Tangible Assets.

ARTICLE 5
SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets of the Company.

The Company may not: (1) consolidate or merge with or into another Person (regardless of whether the Company is the surviving Person); or (2) sell, lease, assign, transfer, convey or otherwise dispose of the properties or assets of the Company and its Subsidiaries as, or substantially as, an entirety to another Person unless:

(1)           either:

(A)           in the case of a merger, the Company is the surviving entity; or

(B)           the Person formed by such consolidation or into which the Company is merged or the Person that acquires by sale or transfer, or that leases, such properties or assets, expressly assumes, by a supplement to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company's obligations under this Indenture and the Notes;

(2)           the surviving entity or successor Person is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(3)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4)           the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplement to this Indenture required in connection with such transaction comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

This Section 5.01 will not apply to a conversion of the Company or a merger of the Company with an Affiliate of the Company solely for the purpose of reorganizing the Company in another jurisdiction.

Section 5.02   Merger, Consolidation, or Sale of Assets of the Guarantor.

The Guarantor may not: (1) consolidate or merge with or into another Person (regardless of whether the Guarantor is the surviving Person); or (2) sell, lease, assign, transfer, convey or otherwise dispose of the properties or assets of the Guarantor and its Subsidiaries as, or substantially as, an entirety to another Person unless:

(1)           either:

(A)           in the case of a merger, the Guarantor is the surviving entity; or

(B)           the Person formed by such consolidation or into which the Guarantor is merged or the Person that acquires by sale or transfer, or that leases, such properties or assets, expressly assumes, by a supplement to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Guarantor's obligations under this Indenture and the Notes;

(2)           the surviving entity or successor Person is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(3)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4)           the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplement to this Indenture required in connection with such transaction comply with this Section 5.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

This Section 5.02 will not apply to a conversion of the Guarantor or a merger of the Guarantor with an Affiliate of the Guarantor solely for the purpose of reorganizing the Guarantor in another jurisdiction.

Section 5.03   Successor Substituted.

Upon any merger or consolidation, or any sale or transfer of the properties or assets as, or substantially as, an entirety, in each case, in accordance with Section 5.01 or 5.02 hereof, the successor Person formed by the consolidation or merger or to which the sale or transfer is made, will succeed to and be substituted for the Company or the Guarantor, as the case may be, and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture, with the same effect as if the successor had been named as the Company or the Guarantor, as the case may be, herein, and, in the case of such a sale or transfer of properties or assets, the Company or the Guarantor, as the case may be, shall be released and relieved from any obligations under this Indenture or the Notes without further action; provided, however, that, if the Company or the Guarantor, as the case may be, leases its properties or assets as, or substantially as, an entirety, or leases the properties or assets of the Company or the Guarantor, as the case may be, as, or substantially as, an entirety, then the Company or the Guarantor, as the case may be, will not be released from its obligations under the Notes or the guarantee, as applicable.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

Each of the following is an "Event of Default" with respect to a series of Notes:

(1)           failure to pay interest on any Note of that series when due and continuance of such failure for 30 days;

(2)           failure to pay the principal of or any premium on any Note of that series at its Maturity;

(3)           failure to perform, or breach of, any other term, covenant or warranty in this Indenture by the Company or the Guarantor, as applicable, that continues for 90 days after written notice to the Company and the Guarantor by the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes of that series, specifying such failure or breach and requiring it to be remedied;

(4)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Guarantor or any of its Subsidiaries (or the payment of which is guaranteed by the Guarantor or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)           is caused by a failure to make any payment when due at the final maturity of such Debt (a "Payment Default"); or

(B)           results in the acceleration of such Debt prior to its express maturity,

and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $500.0 million or more;

(5)           any other Event of Default provided as contemplated by Section 2.01 with respect to Notes of that series;

(6)           the Company or the Guarantor, as the case may be, pursuant to or within the meaning of Bankruptcy Law:

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or the Guarantor, as the case may be, in an involuntary case;

(B)           appoints a custodian of the Company or the Guarantor, as the case may be, or for all or substantially all of the property of the Company or the Guarantor, as the case may be; or

(C)           orders the liquidation of the Company or the Guarantor, as the case may be; and the order or decree remains unstayed and in effect for 90 consecutive days; and

(8)           except as permitted by this Indenture, if the guarantee with respect to such series of Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any Person acting on behalf of the Guarantor, denies or disaffirms the obligations of the Guarantor under such guarantee.

Section 6.02   Acceleration.

If an Event of Default with respect to the Notes of a particular series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of all the outstanding Notes of such series may declare the principal (or, if any of the Notes of that series are Original Issue Discount Securities, such portion of the principal amount of such Notes as may be specified in the terms thereof) of all the Notes of such series to be due and payable by notice in writing to the Company and the Guarantor (and the Trustee if given by Holders).  When such declaration is made, such amounts will be immediately due and payable.

The Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes of a series by written notice to the Company and the Guarantor (and the Trustee if given by Holders) may, on behalf of all of the Holders of Notes of such series, rescind an acceleration with respect to the Notes of that series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) with respect to the Notes of that series have been cured or waived.

Section 6.03   Other Remedies.

If an Event of Default with respect to a series of Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive an existing Default or Event of Default with respect to the Notes of such series and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes of such series; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may rescind an acceleration and its consequences, with respect to such series, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to Notes of such series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.

If an Event of Default with respect to Notes of any series has occurred and is continuing, the Holders of a majority in principal amount of the Notes of such series then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it hereunder with respect to such series.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06   Limitation on Suits.

Subject to the provisions of Section 7.01 hereof, in case an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due, no Holder of Notes of any series may pursue any remedy with respect to this Indenture or the Notes of such series unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default with respect to the Notes of such series is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind (as to series or otherwise), according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third:  to the Company or the Guarantor, if the Guarantor was the source of the money.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series to which the suit relates.

ARTICLE 7
TRUSTEE

Section 7.01   Duties of Trustee.

(a)           If an Event of Default with respect to Notes of any series has occurred and is continuing, the Trustee will exercise with respect to the Notes of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)           Except during the continuance of an Event of Default with respect to Notes of any series:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture with respect to the Notes of such series and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may, with respect to the Notes of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not expressly so provided therein, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or contract.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to Notes of any series, except Events of Default under Section 6.01(1) or (2), unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references Notes of the particular series and this Indenture.

Section 7.02   Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or an Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company, as the case may be.

(f)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04   Trustee's Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults.

If a Default or Event of Default with respect to the Notes of a series occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it occurs.  Notwithstanding the foregoing, except in the case of a Default or Event of Default in payment of principal of or interest on a Note of any series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes of such series.

Section 7.06   Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable fees, disbursements and expenses of the Trustee's agents and counsel.

(b)           The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company under this Section 7.06 will survive the satisfaction and discharge of the Notes.

(d)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07   Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

(b)           The Trustee may resign by written notice to the Company at any time.  The Holders of a majority in collective principal amount of the then outstanding Notes of all series may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.09 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of all series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes of all series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09   Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article 8.

Section 8.02   Legal Defeasance and Discharge.

Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, on the 91st day after the deposit referred to in Section 8.04(1) be deemed to have been discharged from their obligations with respect to all such outstanding Notes, and the Guarantor will be relieved of its obligations under its guarantee of the Notes of such series, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance").  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by such outstanding Notes, and the Guarantor will be relieved of its obligations under its guarantee of the Notes of such series, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of such outstanding Notes to receive payments in respect of the principal of or interest on such Notes when such payments are due from the trust or escrow referred to in Section 8.04 hereof;

(2)           the Company's obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.11 and 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantor's respective obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03   Covenant Defeasance.

Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, on the 91st day after the deposit referred to in Section 8.04(1) be released from each of its obligations under the covenants contained in Sections 4.03, 4.04, 4.05 and 4.06 hereof (and any additional covenants added by way of an amendment or supplement to this Indenture in accordance with Article 9 hereof) with respect to the outstanding Notes of a series, and the Guarantor will be relieved of its obligations under its guarantee of the Notes of such series, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (such release and termination hereinafter referred to as "Covenant Defeasance"), and such Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to such outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) and 6.01(4) hereof and, only with respect to Subsidiaries of the Company, Sections 6.01(6) and 6.01(7) hereof will not constitute Events of Default.

Section 8.04   Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company or the Guarantor must irrevocably deposit with the Trustee, in trust or escrow, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, such outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company or the Guarantor, as applicable, must specify whether such Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2)           in the case of an election under Section 8.02 hereof, the Company or the Guarantor must deliver to the Trustee an Opinion of Counsel confirming that:

(A)           it has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)           since the original date of issuance of the Notes of such series, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company or the Guarantor must deliver to the Trustee an Opinion of Counsel confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company is bound;

(6)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Guarantor or any of its Subsidiaries is a party or by which the Guarantor or any of its Subsidiaries is bound;

(7)           the Company or the Guarantor must deliver to the Trustee an Officers' Certificate stating that the deposit was not made with the intent of preferring the Holders of such Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(8)           the Company or the Guarantor must deliver to the Trustee an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this Section 8.04 have been complied with; and

(9)           the Company or the Guarantor must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clause (2) or (3), as applicable, and clause (5) of this Section 8.04 have been complied with; provided that the Opinion of Counsel with respect to clauses (5) and (6) of this Section 8.04 may be limited to a list of material agreements and instruments set forth on a schedule to such opinion provided to such counsel by the Company or the Guarantor.

Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as

Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company or the Guarantor from time to time upon the request of the Company or the Guarantor any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company or the Guarantor on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and the Guarantor's obligations under its guarantee of the Notes of such series will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or the Guarantor makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company or the Guarantor, as applicable, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to evidence the succession of another Person to the Company or the Guarantor under this Indenture and the Notes, and to provide for the assumption of the Company's or the Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation or sale, transfer or lease of the Company's or the Guarantor's properties and assets as, or substantially as, an entirety, as applicable;

(4)           to add any guarantees or to secure the Notes of any series or any such guarantees or to reflect the release of any guarantees or security in the manner reflected in such guarantee or security instrument(s);

(5)           to make any change that would provide any additional rights or benefits to the Holders of Notes of any series (and if such additional rights or benefits are to be for the benefit of only one series of Notes, stating that such changes are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)           to establish the form or terms of the Notes of any series issued hereunder, or to provide for the issuance of additional Notes of a series in accordance with the terms of this Indenture;

(7)           to provide for a successor Trustee with respect to the Notes of one or more series in accordance with the provisions hereof;

(8)           to add covenants and Events of Default for the benefit of the Holders of all or any series of Notes or to surrender any right or power conferred by this Indenture upon the Company or the Guarantor;

(9)           to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination shall become effective only after there are no Notes of any series entitled to the benefit of such provision outstanding; or

(10)           to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Notes, provided that such action does not adversely affect the interests of the Holders of Notes of such series or any other series.

Upon the request of the Company and the Guarantor accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantor and the Trustee may amend or supplement this Indenture or a series of Notes with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes of such series affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default with respect to the Notes of such series or compliance with any provision of this Indenture or such Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of that series voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Upon the request of the Company and the Guarantor accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes of a series under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of a series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture (as applicable to such series) and the Notes of such series.  However, without the consent of each Holder affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the percentage in principal amount of Notes of a series whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed Maturity of any Note or make any Note redeemable prior to its Stated Maturity; provided, however, that any purchase or repurchase of Notes shall not be deemed a redemption of the Notes;

(3)           reduce the rate of or change the time for payment of interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of or interest on the Notes of a series (except a rescission of acceleration of the Notes of such series by the

Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or that impairs the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(7)           waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes shall not be deemed a redemption of the Notes; or

(8)           make any change in the preceding amendment and waiver provisions.

An amended or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holder of Notes of any other series.

Section 9.03   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver with respect to the Notes of a series becomes effective in accordance with its terms and thereafter binds every Holder of Notes of such series.

The Company may fix a record date for determining which Holders must consent to such amendment, supplement or waiver.  If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.06, or (ii) such other date as the Company shall designate.

Section 9.04   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05   Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental Indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.02 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01   Satisfaction and Discharge.

This Indenture will cease to be of further effect with respect to Notes of any series issued hereunder and with respect to the Guarantor's guarantee of the Notes of such series when:

(1)           either:

(a)          all such Notes that have been authenticated, except lost, stolen or destroyed Notes of that series that have been replaced or paid and Notes of that series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)          all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)           such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound;

(4)           the Company or the Guarantor has paid or caused to be paid all sums payable by it to date with respect to such Notes under this Indenture; and

(5)           the Company or the Guarantor has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at Maturity or the Redemption Date, as the case may be.

In addition, the Company or the Guarantor must deliver to the Trustee (a) an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the Opinion of Counsel with respect to clause (3) above may be limited to a list of material agreements and instruments set forth on a schedule to such opinion provided to such counsel by the Company.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 10.02 and 8.06 will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of the Notes.

Section 10.02   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 11
MISCELLANEOUS

Section 11.01   Notices.

Any notice or communication by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered personally or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

If to the Company:

Kinder Morgan Finance Company LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002
Telecopier No.:  (713) 495-2813
Attention: Treasurer

With a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas  77002-2770
Telecopier No.:  (713) 221-2166
Attention: Gary W. Orloff

If to the Guarantor:

Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas 77002
Telecopier No.:  (713) 495-2813
Attention: Treasurer

With a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas  77002-2770
Telecopier No.:  (713) 221-2166
Attention: Gary W. Orloff

If to the Trustee:

U.S. Bank National Association
5555 San Felipe Street, Suite 1150
Houston, Texas  77056
Telecopier No.:  (713) 235-9213
Attention:  Corporate Trust Department

The Company, the Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given and shall be effective upon: actual receipt if delivered by hand or overnight courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt acknowledged, if telecopied (provided that if not received during the recipient's normal business hours, such notice or communication shall be effective at the beginning of the recipient's next Business Day after receipt).

Any notice or communication to a Holder will be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, regardless of whether the addressee receives it.

If the Company or the Guarantor mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.02   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

(1)           an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.03   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.04   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05   No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or the Guarantor, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or any obligations of the Guarantor under its guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 11.06   Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.07   Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 11.08   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 11.09   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Indenture and any enforcement hereof, but this provision does not apply to the Notes.

Section 11.10    Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.11   Benefits of Indenture.

Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and Holders, any benefit of any legal or equitable right, remedy or claim under this Indenture.

Section 11.12   No Adverse Interpretation of Other Agreements and Instruments.

This Indenture may not be used to interpret another indenture, loan, debt agreement or debt instrument of the Company or any of its Affiliates.  Any such indenture, loan, debt agreement or debt instrument may not be used to interpret this Indenture.

ARTICLE 12
GUARANTEE

Section 12.01   Unconditional Guarantee

The Guarantor by executing a counterpart of this Indenture hereby absolutely and unconditionally guarantees, on senior basis to each Holder of a Note of a series bearing an endorsement of guarantee authenticated and delivered by the Trustee, that:  (i) the principal of and interest on the Note will be promptly paid in full when due, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon redemption or otherwise, and interest on the overdue principal, if any, and interest on any overdue installment of interest, to the extent lawful, on the Note and (ii) in case of any extension of time of payment or renewal of any Note, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Stated Maturity, by acceleration, upon redemption or otherwise.  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or this Indenture, the absence of any action to enforce the same and any other circumstance (other than performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, protest, notice and all demands whatsoever, and covenants that in the event of a default in the payment of principal, premium (if any) or interest on a Note of any series, proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06 of this Indenture, by the Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the guarantee without first proceeding against the Company.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 12.02   Subrogation

The Guarantor shall be subrogated to all rights of the Holders of the Notes of a particular series against the Company in respect of any amount paid by the Guarantor on account of such Notes pursuant to the provisions of this guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, any premium and interest on all Notes of such series issued hereunder shall have been paid in full.

Section 12.03   Execution of Guarantee

To evidence its guarantee to the Holders set forth in this Article 12, the Guarantor executing this Indenture agrees to execute the guarantee in substantially the form set forth in the endorsement of guarantee reflected on the form of Note attached hereto as Annex A-1 or A-2, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee.  The Guarantor hereby agrees that its guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note such guarantee.  Each such guarantee shall be signed on behalf of the Guarantor by an officer of the Guarantor (whom shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee of behalf of the Guarantor.  Such signature upon the guarantee may be by manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case any such officer who shall have signed the guarantee shall cease to be such officer before the Note on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of the Guarantor.

Section 12.04   Merger and Release

In the event the Company and the Guarantor merge or consolidate with each other in the manner permitted by this Indenture, any guarantee of Notes of a series issued under this Indenture will terminate without further act or deed.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

COMPANY:

KINDER MORGAN FINANCE COMPANY LLC

By:    /s/ David D. Kinder
  Name:  David D. Kinder
  Title:    Vice President and Treasurer

GUARANTOR:

KINDER MORGAN, INC.

By:   /s/ David D. Kinder
  Name:  David D. Kinder
  Title:  Vice President, Corporate Development and Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ Steven A. Fiuklea
  Name:  Steven A/ Fiuklea, CCTS
  Title:    Vice President

 EXHIBIT A-1

[Face of Form of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR THE GUARANTOR OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

CUSIP: __________
ISIN: ____________
[Insert Title of Security]
No. ___	$__________
KINDER MORGAN FINANCE COMPANY LLC
promises to pay to _____________________________________ or registered assigns,

the principal sum of __________________________________________________________ DOLLARS [or such lesser amount as indicated on the schedule of exchanges of interests in this Global Note]* on __________________.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:

Record Dates:

Dated:  _______________, 20__

KINDER MORGAN FINANCE COMPANY LLC

By:
  Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By:
Authorized Signatory

*  To be included only if the Note is in global form.

A-1-2

GUARANTEE

For value received, the Guarantor (which term includes any successor Person in such capacity under the Indenture) hereby unconditionally guarantees to the Holder of this Note the cash payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due, subject to any applicable grace period, and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, all in accordance with and subject to the terms and limitations of this Note and Article 12 of the Indenture.

KINDER MORGAN, INC.,
as Guarantor

By:
  Name:
  Title:

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[Back of Form of Note]

[Insert Title of Notes]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Kinder Morgan Finance Company LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at    % per annum until Maturity.  The Company will pay interest semi-annually in arrears on          and              of each year, or if any such day is not a Business Day, on the next succeeding Business Day and without any interest or other payment in respect of any such delay (each, an "Interest Payment Date").  Interest on the Notes of this series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be               .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the interest rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months, and the amount of interest for any partial month will be computed on the days elapsed for such month.

(2)           Method of Payment.  The Company will pay interest on the Notes of this series (except defaulted interest) to the Persons who are registered Holders of such Notes at the close of business on the          or             next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes of this series will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           Indenture. This Note is one of a duly authorized issue of securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of December 20, 2010 (the "Indenture"), among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes

A-1-4

and of the terms upon which the Notes are, and are to be, authenticated and delivered.  As provided in the Indenture, the Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  The Indenture does not limit the amount of Notes of this series that can be issued, and additional Notes of this series may be issued as provided in the Indenture without the consent of Holders.  This Note is one of the series designated on the face hereof.

(5)           Optional Redemption.  [If applicable, insert the following or other method of determination -]  The Notes of this series will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to Maturity, upon not less than 30 and not more than 60 days notice mailed to each Holder of such Notes to be redeemed at the Holder's address appearing in the register of the Notes of this series, at a price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued interest to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, plus a make-whole premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes of this series being redeemed plus accrued interest to the Redemption Date.

The amount of the make-whole premium on any Note, or portion of a Note, of this series to be redeemed will be equal to the excess, if any, of:

(1)            the sum of the present values, calculated as of the Redemption Date, of:

•
each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, of this series being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued interest for the period prior to the Redemption Date; and

•	the principal amount that, but for the redemption, would have been payable at the Stated Maturity of the Note, or portion of a Note, of this series being redeemed;

over

(2)            the principal amount of the Note, or portion of a Note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus     %.

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make that appointment at least 30 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, the calculation will be made by one of

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                               or                                   . If none of                                 or                                  is willing or able to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the make-whole premium, "Treasury Yield" refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes of this series to be redeemed, calculated to the nearer 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Notes of this series to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Notes of this series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If fewer than all of the Notes of this series are being redeemed, the Trustee will select the Notes of such series to be redeemed pro rata or by any other method deemed fair by the Trustee. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.  The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and whole multiples of $1,000 in excess thereof; provided that no Holder may hold Notes in denominations of less than $2,000.

(6)           Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(7)           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

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(8)           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of each series affected by such amendment or supplement voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of any series may be waived with respect to the Notes of such series with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class.

(9)           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company, and may otherwise deal with the Company or any Affiliate of the Company, as if it were not the Trustee.

(10)           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or the Guarantor, as such, will not have any liability for any obligations of the Company under the Notes, the Indenture, the Guarantor's guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(11)           Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)           Cusip Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(14)           Events of Default.  [If the Note is not an Original Issue Discount Security, insert the following—]  If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  [If the Note is an Original Issue Discount Note, insert the following—]  If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to—[insert formula for determining the amount].  Upon payment (1) of the amount of principal so declared due and payable, and (2) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

(15)           Limitation on Suits.  As provided in and subject to the provisions of the Indenture, except to enforce the right to receive payment of principal or interest when due, no

A-1-7

Holder may pursue any remedy with respect to the Indenture or the Notes of this series unless such Holder has previously given the Trustee notice that an Event of Default is continuing; Holders of at least 25% in aggregate principal amount of the outstanding Notes of this series have requested the Trustee to pursue the remedy; such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense; the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and Holders of a majority in aggregate principal amount of the outstanding Notes of this series have not given the Trustee a direction inconsistent with such request within such 60-day period.

(16)           Obligation to Pay.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed, except for Section 1.03 of the Indenture (which limits interest to the maximum amount permitted by law), the provisions of which are incorporated herein by reference.

(17)           Global Securities.  This Global Note or portion hereof may not be exchanged for Definitive Notes of this series except in the limited circumstances provided in the Indenture.  The holders of beneficial interests in this Global Note will not be entitled to receive physical delivery of Definitive Notes of this series except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

(18)           Defeasance; Satisfaction and Discharge. The Indenture contains provisions that relieve the Company and the Guarantor from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company or the Guarantor with certain conditions set forth in the Indenture.

(19)           Governing Law.  THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Kinder Morgan Finance Company LLC

500 Dallas Street, Suite 1000

Houston, Texas 77002

Telecopier No.:  (713) 495-2813

Attention: Treasurer

A-1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_____________________________________________________________
(Insert assignee's legal name)

_____________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________
Your Signature: ________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note of the same series (or in whole for Definitive Notes of the same series), or exchanges of a part of another Global Note of the same series for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*           This schedule should be included only if the Note is issued in global form.

A-1-10

 EXHIBIT A-2

[Face of Form of Regulation S Temporary Global Note]
_________________________________________________________________________________________________________________________________
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR THE GUARANTOR OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

CUSIP:_____________
ISIN: ____________
[Insert Title of Security]

No. ___	$__________
KINDER MORGAN FINANCE COMPANY LLC

promises to pay to _____________________________________ or registered assigns,

the principal sum of __________________________________________________________ DOLLARS or such lesser amount as indicated on the schedule of exchanges of interests in this Global Note on __________________.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:

Record Dates:

Dated:  _______________, 20__

KINDER MORGAN FINANCE COMPANY LLC

By:
  Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By: ______________________________
Authorized Signatory

A-2-2

GUARANTEE

For value received, the Guarantor (which term includes any successor Person in such capacity under the Indenture) hereby unconditionally guarantees to the Holder of this Note the cash payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due, subject to any applicable grace period, and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, all in accordance with and subject to the terms and limitations of this Note and Article 12 of the Indenture.

KINDER MORGAN, INC.,
as Guarantor

By:
  Name:
  Title:

A-2-3

[Back of Form of Regulation S Temporary Global Note]

[Insert Title of Notes]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Kinder Morgan Finance Company LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at     % per annum until Maturity.  The Company will pay interest semi-annually in arrears on          and              of each year, or if any such day is not a Business Day, on the next succeeding Business Day and without any interest or other payment in respect of any such delay (each, an "Interest Payment Date").  Interest on the Notes of this series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be               .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the interest rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months, and the amount of interest for any partial month will be computed on the days elapsed for such month.

(2)           Method of Payment.  The Company will pay interest on the Notes of this series (except defaulted interest) to the Persons who are registered Holders of such Notes at the close of business on the         or             next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes of this series will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  This Note is one of a duly authorized issue of securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of December 20, 2010 (the "Indenture"), among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and

A-2-4

immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  As provided in the Indenture, the Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  The Indenture does not limit the amount of Notes of this series that can be issued, and additional Notes of this series may be issued as provided in the Indenture without the consent of Holders.  This Note is one of the series designated on the face hereof.

(5)           Optional Redemption. [If applicable, insert the following or other method of determination -]  The Notes of this series will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to Maturity, upon not less than 30 and not more than 60 days notice mailed to each Holder of such Notes to be redeemed at the Holder's address appearing in the register of the Notes of this series, at a price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued interest to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, plus a make-whole premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes of this series being redeemed plus accrued interest to the Redemption Date.

The amount of the make-whole premium on any Note, or portion of a Note, of this series to be redeemed will be equal to the excess, if any, of:

(1)            the sum of the present values, calculated as of the Redemption Date, of:

•
each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, of this series being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued interest for the period prior to the Redemption Date; and

•	the principal amount that, but for the redemption, would have been payable at the Stated Maturity of the Note, or portion of a Note, of this series being redeemed;

over

(2)            the principal amount of the Note, or portion of a Note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus     %.

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make that appointment at least 30 Business Days prior to the Redemption Date, or if the institution so

A-2-5

 appointed is unwilling or unable to make the calculation, the calculation will be made by one of                              or                           . If none of                           or                               is willing or able to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the make-whole premium, "Treasury Yield" refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes of this series to be redeemed, calculated to the nearer 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Notes of this series to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Notes of this series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If fewer than all of the Notes of this series are being redeemed, the Trustee will select the Notes of such series to be redeemed pro rata or by any other method deemed fair by the Trustee. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.  The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and whole multiples of $1,000 in excess thereof; provided that no Holder may hold Notes in denominations of less than $2,000.

(6)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes of the same series only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of

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certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes of the same series, the Trustee shall cancel this Regulation S Temporary Global Note.

If this Regulation S Temporary Global Note is exchanged for a Regulation S Permanent Global Note between a record date for a payment of interest and the related Interest Payment Date, then (1) no interest shall be paid on this Regulation S Temporary Global Note, which shall be cancelled in accordance with the Indenture, (2) interest on such Interest Payment Date will be paid on the corresponding Regulation S Permanent Global Note in the same aggregate amount as would have been paid on this Regulation S Temporary Global Note, and (3) with respect to such interest payment, the registered Holders of this Regulation S Temporary Global Note shall be deemed to be the registered Holders of the corresponding Regulation S Permanent Global Note on such record date.

(7)           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(8)           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of each series affected by such amendment or supplement voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of any series may be waived with respect to the Notes of such series with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class.

(9)           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company, and may otherwise deal with the Company or any Affiliate of the Company, as if it were not the Trustee.

(10)           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or the Guarantor, as such, will not have any liability for any obligations of the Company under the Notes, the Indenture, the Guarantor's guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(11)           Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)           Cusip Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to

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Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(14)           Events of Default.  [If the Note is not an Original Issue Discount Security, insert the following—]  If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  [If the Note is an Original Issue Discount Note, insert the following—]  If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to—[insert formula for determining the amount].  Upon payment (1) of the amount of principal so declared due and payable, and (2) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

(15)           Limitation on Suits.  As provided in and subject to the provisions of the Indenture, except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of this series unless such Holder has previously given the Trustee notice that an Event of Default is continuing; Holders of at least 25% in aggregate principal amount of the outstanding Notes of this series have requested the Trustee to pursue the remedy; such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense; the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and Holders of a majority in aggregate principal amount of the outstanding Notes of this series have not given the Trustee a direction inconsistent with such request within such 60-day period.

(16)           Obligation to Pay.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed, except for Section 1.03 of the Indenture (which limits interest to the maximum amount permitted by law), the provisions of which are incorporated herein by reference.

(17)           Global Securities.  This Global Note or portion hereof may not be exchanged for Definitive Notes of this series except in the limited circumstances provided in the Indenture.  The holders of beneficial interests in this Global Note will not be entitled to receive physical delivery of Definitive Notes of this series except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

(18)           Defeasance; Satisfaction and Discharge. The Indenture contains provisions that relieve the Company and the Guarantor from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company or the Guarantor with certain conditions set forth in the Indenture.

(19)           Governing Law.  THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

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Kinder Morgan Finance Company LLC

500 Dallas Street, Suite 1000

Houston, Texas 77002

Telecopier No.:  (713) 495-2813

Attention: Treasurer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_____________________________________________________________
(Insert assignee's legal name)

_____________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________
Your Signature: ________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note of the same series, or exchanges of a part of another Restricted Global Note of the same series for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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 EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Kinder Morgan Finance Company LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002

U.S. Bank National Association
5555 San  Felipe Street, Suite 1150
Houston, Texas  77056
Attention:  Corporate Trust Department

Re:	_____________________
Title of Note

Reference is hereby made to the Indenture, dated as of December 20, 2010 (the "Indenture"), among Kinder Morgan Finance Company LLC, as issuer (the "Company"), Kinder Morgan, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to  ___________________________ (the "Transferee"), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           ☐  Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.           ☐  Check if Transferee will take delivery of a beneficial interest in a Regulation S Temporary Global Note, a Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period and the issuance of a Regulation S Permanent Global Notes of the series referenced above, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.           ☐  Check and complete if Transferee will take delivery of a beneficial interest in an IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or
(b)           ☐  such Transfer is being effected to the Company or an affiliate thereof;

or
(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or
(d)           ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.           ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes and/or the Restricted Definitive Notes and in the Indenture.

(b)           ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes and/or the Restricted Definitive Notes and in the Indenture.

(c)           ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes and/or the Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for the benefit of the Trustee and the Company.

[Insert Name of Transferor]

By:
  Name:
  Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐  a beneficial interest in:

(i)           ☐  a 144A Global Note (CUSIP _________), or

(ii)           ☐  a Regulation S Global Note (CUSIP _________), or

(iii)           ☐  an IAI Global Note (CUSIP _________); or

(b)           ☐  a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐  a beneficial interest in:

(i)           ☐  a 144A Global Note (CUSIP _________), or

(ii)           ☐  a Regulation S Global Note (CUSIP _________), or

(iii)           ☐  an IAI Global Note (CUSIP _________); or

(iv)           ☐  an Unrestricted Global Note (CUSIP _________); or

(b)           ☐  a Restricted Definitive Note; or

(c)           ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                                                                                          EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Kinder Morgan Finance Company LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002

U.S. Bank National Association
5555 San  Felipe Street, Suite 1150
Houston, Texas  77056
Attention:  Corporate Trust Department

Re:	_____________________
Title of Note

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of December 20, 2010 (the "Indenture"), among Kinder Morgan Finance Company LLC, as issuer (the "Company"), Kinder Morgan, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange").  In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note of the series referenced above for a beneficial interest in an Unrestricted Global Note of the same series and in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note of the series referenced above for an Unrestricted Definitive Note of the same series in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for the benefit of the Trustee and the Company.

[Insert Name of Owner]

By:
  Name:
  Title:

Dated:  ______________________

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                                                                                                                                          EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Kinder Morgan Finance Company LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002

U.S. Bank National Association
5555 San  Felipe Street, Suite 1150
Houston, Texas  77056
Attention:  Corporate Trust Department

Re:	_____________________

Title of Note

Reference is hereby made to the Indenture, dated as of December 20, 2010 (the "Indenture"), among Kinder Morgan Finance Company LLC, as issuer (the "Company"), Kinder Morgan, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)           ☐  a beneficial interest in a Global Note of the series referenced above, or

(b)           ☐  a Definitive Note of such series,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

Both the Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
  Name:
  Title:

Dated:  _______________________

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